EXHIBIT 99.1

Item 6.	Selected Financial Data

HCA HOLDINGS, INC.
SELECTED FINANCIAL DATA
AS OF AND FOR THE YEARS ENDED DECEMBER 31
(Dollars in millions, except per share amounts)

	2010	2009	2008	2007	2006

Summary of Operations:
Revenues	$30,683	$30,052	$28,374	$26,858	$25,477

Salaries and benefits	12,484	11,958	11,440	10,714	10,409
Supplies	4,961	4,868	4,620	4,395	4,322
Other operating expenses	5,004	4,724	4,554	4,233	4,056
Provision for doubtful accounts	2,648	3,276	3,409	3,130	2,660
Equity in earnings of affiliates	(282)	(246)	(223)	(206)	(197)
Gains on sales of investments	—	—	—	—	(243)
Depreciation and amortization	1,421	1,425	1,416	1,426	1,391
Interest expense	2,097	1,987	2,021	2,215	955
Losses (gains) on sales of facilities	(4)	15	(97)	(471)	(205)
Impairments of long-lived assets	123	43	64	24	24
Transaction costs	—	—	—	—	442

	28,452	28,050	27,204	25,460	23,614

Income before income taxes	2,231	2,002	1,170	1,398	1,863
Provision for income taxes	658	627	268	316	626

Net income	1,573	1,375	902	1,082	1,237
Net income attributable to noncontrolling interests	366	321	229	208	201

Net income attributable to HCA Holdings, Inc.	$1,207	$1,054	$673	$874	$1,036

Per common share data:
Basic earnings per share	$2.83	$2.48	$1.59	$2.07	(a)
Diluted earnings per share	2.76	2.44	1.56	2.03	(a)
Cash dividends declared per share	9.43	—	—	—	(a)
Financial Position:
Assets	$23,852	$24,131	$24,280	$24,025	$23,675
Working capital	2,650	2,264	2,391	2,356	2,502
Long-term debt, including amounts due within one year	28,225	25,670	26,989	27,308	28,408
Equity securities with contingent redemption rights	141	147	155	164	125
Noncontrolling interests	1,132	1,008	995	938	907
Stockholders’ deficit	(10,794)	(7,978)	(9,260)	(9,600)	(10,467)
Cash Flow Data:
Cash provided by operating activities	$3,085	$2,747	$1,990	$1,564	$1,988
Cash used in investing activities	(1,039)	(1,035)	(1,467)	(479)	(1,307)
Capital expenditures	(1,325)	(1,317)	(1,600)	(1,444)	(1,865)
Cash used in financing activities	(1,947)	(1,865)	(451)	(1,326)	(383)

	2010	2009	2008	2007	2006

Operating Data:
Number of hospitals at end of period(b)	156	155	158	161	166
Number of freestanding outpatient surgical centers at end of period(c)	97	97	97	99	98
Number of licensed beds at end of period(d)	38,827	38,839	38,504	38,405	39,354
Weighted average licensed beds(e)	38,655	38,825	38,422	39,065	40,653
Admissions(f)	1,554,400	1,556,500	1,541,800	1,552,700	1,610,100
Equivalent admissions(g)	2,468,400	2,439,000	2,363,600	2,352,400	2,416,700
Average length of stay (days)(h)	4.8	4.8	4.9	4.9	4.9
Average daily census(i)	20,523	20,650	20,795	21,049	21,688
Occupancy(j)	53%	53%	54%	54%	53%
Emergency room visits(k)	5,706,200	5,593,500	5,246,400	5,116,100	5,213,500
Outpatient surgeries(l)	783,600	794,600	797,400	804,900	820,900
Inpatient surgeries(m)	487,100	494,500	493,100	516,500	533,100
Days revenues in accounts receivable(n)	46	45	49	53	53
Gross patient revenues(o)	$125,640	$115,682	$102,843	$92,429	$84,913
Outpatient revenues as a % of patient revenues(p)	38%	38%	37%	37%	36%

(a)	Due to our November 2006 Merger and Recapitalization, our capital structure and share-based compensation plans for periods before and after the Recapitalization are not comparable; therefore, we are presenting earnings and dividends declared per share information only for periods subsequent to the Recapitalization.

(b)	Excludes eight facilities in 2010, 2009, 2008 and 2007 and seven facilities in 2006 that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(c)	Excludes nine facilities in 2010, 2007 and 2006 and eight facilities in 2009 and 2008 that are not consolidated (accounted for using the equity method) for financial reporting purposes.

(d)	Licensed beds are those beds for which a facility has been granted approval to operate from the applicable state licensing agency.

(e)	Represents the average number of licensed beds, weighted based on periods owned.

(f)	Represents the total number of patients admitted to our hospitals and is used by management and certain investors as a general measure of inpatient volume.

(g)	Equivalent admissions are used by management and certain investors as a general measure of combined inpatient and outpatient volume. Equivalent admissions are computed by multiplying admissions (inpatient volume) by the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue. The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume, resulting in a general measure of combined inpatient and outpatient volume.

(h)	Represents the average number of days admitted patients stay in our hospitals.

(i)	Represents the average number of patients in our hospital beds each day.

(j)	Represents the percentage of hospital licensed beds occupied by patients. Both average daily census and occupancy rate provide measures of the utilization of inpatient rooms.

(k)	Represents the number of patients treated in our emergency rooms.

(l)	Represents the number of surgeries performed on patients who were not admitted to our hospitals. Pain management and endoscopy procedures are not included in outpatient surgeries.

(m)	Represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management and endoscopy procedures are not included in inpatient surgeries.

(n)	Revenues per day is calculated by dividing the revenues for the period by the days in the period. Days revenues in accounts receivable is then calculated as accounts receivable, net of the allowance for doubtful accounts, at the end of the period divided by revenues per day.

(o)	Gross patient revenues are based upon our standard charge listing. Gross charges/revenues typically do not reflect what our hospital facilities are paid. Gross charges/revenues are reduced by contractual adjustments, discounts and charity care to determine reported revenues.

(p)	Represents the percentage of patient revenues related to patients who are not admitted to our hospitals.

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